Exhibit 4.340

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 166444 dated December 11, 2018

For Rendering

local telecommunications services, except for local telecommunications services via coin-box telephones and multiple-access facilities

This License is granted to

Public Joint Stock Company

“Moscow City Telephone Network”

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1027739285265

Tax Identification Number (TIN)

7710016640

Location address (place of residence):

119017, Moscow, Bolshaya Ordynka St., 25, bld. 1

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until December 11, 2023.

This License is granted by decision of the licensing body - Order dated June 26, 2018 No. 457-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ O.A. Ivanov

Stamp here

Official seal:
MINISTRY OF TELECOM AND MASS
COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION
IN THE SPHERE
OF COMMUNICATIONS, INFORMATION
TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296